SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                           FORM 8-K/A
                        (AMENDMENT NO. 1)

                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of Earliest
                 Event Reported):  March 9, 2001



               CHIQUITA BRANDS INTERNATIONAL, INC.
       (Exact Name of Registrant as Specified in Charter)




          New Jersey        1-1550       04-1923360
       (State or Other   (Commission   (IRS Employer
       Jurisdiction of   File Number) Identification No.)
        Incorporation)


         250 East Fifth Street, Cincinnati, Ohio 45202
            (Address of Principal Executive Offices)


      Registrant's telephone number, including area code:
                         (513) 784-8000


This Amendment No. 1 to Form 8-K is being filed to revise Item 5 because certain language was inadvertently omitted. Item 5 is hereby restated in its entirety. The press release and credit agreement referred to in the following Item 5 were filed as exhibits to the original Form 8-K.

ITEM 5.   OTHER EVENTS.

     Reference is made to the press release attached as Exhibit 7(c) 99.1. On March 9, 2001, the Corporation's subsidiary, Chiquita Brands, Inc., consummated a $120 million credit facility, including a $75 million term loan and a $45 million revolving credit facility. The revolving credit line will be available for seasonal working capital needs and other general corporate purposes. The facility is secured by liens on substantially all U.S. assets of the Borrower and its U.S. subsidiaries (other than those subsidiaries with their own credit facilities), as well as pledges of stock of, or guarantees by, various subsidiaries worldwide. A copy of the Credit Agreement is attached as Exhibit 7(c) 10.1 to this Report.


                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  March 16, 2001      CHIQUITA BRANDS INTERNATIONAL, INC.

                              By:  /s/William A. Tsacalis
                                   --------------------------------
                                   William A. Tsacalis
                                   Vice President and Controller